EXHIBIT 99.1
FOR IMMEDIATE RELEASE
FirstMerit Corporation
Analyst: Thomas O’Malley/Investor Relations Officer
Phone: 330.384.7109
Media Contact: Robert Townsend/Media Relations Officer
Phone: 330.384.7075
FirstMerit Corporation Reports First Quarter 2011 EPS of $0.25 Per Share
Quarterly Highlights include:
•	48th consecutive quarter of profitability

•	Solid linked-quarter credit trends supported by $10.7 million, or 8.70%, decline in non-performing assets and $4.6 million, or 21.41%, decline in net charge-offs, to 0.99% of average loans.

•	Annualized average commercial loan growth of 9.86%

•	Core deposit growth of $458.8 million

•	Strong tangible common equity ratio at 7.50%
     Akron, Ohio (April 26, 2011) — FirstMerit Corporation (Nasdaq: FMER) reported first quarter 2011 net income of $27.6 million, or $0.25 per diluted share. This compares with $27.0 million, or $0.25 per diluted share, for the fourth quarter of 2010 and $15.4 million, or $0.18 per diluted share, for the first quarter 2010.
     Returns on average common equity (“ROE”) and average assets (“ROA”) for the first quarter 2011 were 7.37% and 0.78%, respectively, compared with 7.04% and 0.74% for the fourth quarter of 2010 and 5.71% and 0.55% for the first quarter 2010.
     “With our focus on disciplined credit management and underwriting, FirstMerit’s credit metrics have been superior throughout the cycle and our performance in the first quarter of 2011 continues to benefit from strong credit quality,” said Paul G. Greig, chairman, president and CEO of FirstMerit Corporation. “Our solid financial results this quarter are marked by a number of highlights, including lower net charge-offs and non-performing assets and continued growth in commercial loans and core deposits. Our success is built upon our proven super community bank model, reinforced by our strong, well-capitalized balance sheet.”
     Net interest margin was 4.00% for the first quarter of 2011 compared with 4.14% for the fourth quarter of 2010 and 3.72% for the first quarter of 2010. The decline in net interest margin compared with the prior quarter was a result of declining average loan balances in the covered loan portfolio. The decline in the covered loan portfolio is to be expected as there were no new acquisitions of loans subject to loss share agreements after the quarter ended June 30, 2010. The covered loan portfolio will continue to decline, through payoffs, charge-offs, termination or expiration of loss share coverage, unless the Corporation acquires additional loans subject

FirstMerit Corporation Reports First Quarter 2011 EPS Results
to loss share agreements in the future. Expansion in the net interest margin compared with the year ago quarter was driven primarily by the increase in average earning assets as a result of the Midwest acquisition in the quarter ended June 30, 2011.
     Average loans, not including covered loans, during the first quarter of 2011 increased $58.3 million, or 0.82%, compared with the fourth quarter of 2010 and increased $179.2 million, or 2.55%, compared with the first quarter of 2010. Compared with the first quarter of 2010, average commercial loans, not including covered loans, increased $356.1 million or 8.48%. Average covered loan balances including the indemnification asset were $1.9 billion, $2.0 billion, and $0.1 billion at March 31, 2011, December 31, 2010, and March 31, 2010, respectively.
     The overall mix of deposits improved in the quarter ended March 31, 2011. Average deposits during the first quarter of 2011 decreased $68.6 million, or 0.60%, compared with the fourth quarter of 2010 and increased $3.0 billion, or 35.72%, compared with the first quarter of 2010. The increase year over year was primarily due to the additional deposits assumed in the Midwest acquisition in the quarter ended June 30, 2010. During the first quarter of 2011, the Corporation increased its average core deposits, which excludes time deposits, by $309.7 million, or 3.69%, compared with the fourth quarter of 2010, and $2.2 billion, or 32.88%, compared with the first quarter of 2010. Average time deposits decreased $378.3 million, or 12.60%, from the fourth quarter of 2010 and increased $0.8 million, or 46.03% from the first quarter of 2010. The change in deposit mix over the prior quarter is due to the Corporation’s strategy to retain the acquired depository customers and move them from certificate of deposit accounts into core deposit accounts.
     Average investments during the first quarter of 2011 increased $181.7 million, or 5.61%, compared with the fourth quarter of 2010 and increased $502.1 million, or 17.21%, over the first quarter of 2010. The increase in the first quarter of 2011 average investments, compared with the fourth quarter of 2010, is due to the purchase of $400.0 million of securities in the first quarter of 2011.
     Net interest income on a fully tax-equivalent (“FTE”) basis was $123.9 million in the first quarter 2011 compared with $130.0 million in the fourth quarter of 2010 and $92.3 million in the first quarter of 2010. Compared with the fourth quarter of 2010, average earning assets increased $94.3 million, or 0.76%, and increased $2.5 billion, or 24.65%, compared to the first quarter of 2010.
     Noninterest income net of securities transactions for the first quarter of 2011 was $52.8 million, a decrease of $1.4 million, or 2.60%, from the fourth quarter of 2010 and an increase of $2.9 million, or 5.72%, from the first quarter of 2010.
     The decrease in other income for the first quarter of 2011 compared to the fourth quarter of of 2010 was driven by lower mortgage revenue, including loan sales and servicing, down $4.2 million from the prior quarter. In the fourth quarter of 2010, the Corporation experienced significantly high levels of fee income from loan sales and servicing related to increased origination activity in 2010.
     Other income, net of securities gains, as a percentage of net revenue for the first quarter of 2011 was 29.86% compared with 29.42% for fourth quarter of 2010 and 35.08% for the first quarter of 2010. Net revenue is defined as net interest income, on a FTE basis, plus other income, less gains from securities sales.
     Noninterest expense for the first quarter of 2011 was $114.4 million, a decrease of $8.0 million, or 6.54%, from the fourth quarter of 2010 and an increase of $20.4 million, or 21.73%, from the first quarter of

FirstMerit Corporation Reports First Quarter 2011 EPS Results
2010. For the three months ended March 31, 2011, increases in operating expenses compared to the first quarter of 2010 were primarily attributable to increased salary and benefits as a result of the three 2010 acquisitions.
     During the first quarter of 2011, the Corporation reported an efficiency ratio of 64.46%, compared with 65.95% for the fourth quarter of 2010 and 65.93% for the first quarter of 2010.
     Net charge-offs, excluding acquired loans, totaled $17.0 million, or 0.99% of average loans, excluding acquired loans, in the first quarter of 2011 compared with $21.7 million, or 1.25% of average loans, in the fourth quarter of 2010 and $22.8 million, or 1.36% of average loans, in the first quarter of 2010.
     Nonperforming assets totaled $112.8 million at March 31, 2011, a decrease of $10.7 million compared with December 31, 2010 and a decrease of $10.6 million compared with March 31, 2010. Nonperforming assets at March 31, 2011 represented 1.61% of period-end loans plus other real estate, excluding acquired loans, compared with 1.78% at December 31, 2010 and 1.80% at March 31, 2010.
     The allowance for noncovered loan losses, totaled $114.7 million at March 31, 2011 and December 31, 2010. At March 31, 2011, the allowance for noncovered loan losses was 1.64% of period-end loans compared with 1.65% at December 31, 2010, and 1.72% at March 31, 2010. The allowance for credit losses is the sum of the allowance for noncovered loan losses, and the reserve for unfunded lending commitments. For comparative purposes the allowance for credit losses was 1.74% of period-end loans, excluding acquired loans, at March 31, 2011, compared with 1.78% at December 31, 2010 and 1.82% at March 31, 2010. The allowance for credit losses to nonperforming loans was 147.38% at March 31, 2011, compared with 118.01% at December 31, 2010 and 110.80% at March 31, 2010.
     The Corporation’s total assets at March 31, 2011 were $14.5 billion, an increase of $331.8 million, or 2.35%, compared with December 31, 2010 and an increase of $2.1 billion, or 17.38%, compared with March 31, 2010. Total loans, excluding acquired loans, did not significantly change compared with December 31, 2010 and March 31, 2010. The increase in total assets compared with March 31, 2010, is attributed to the three 2010 acquisitions.
     Total deposits were $11.4 billion at March 31, 2011, an increase of $127.9 million, or 1.14%, from December 31, 2010 and an increase of $2.0 billion, or 21.62%, from March 31, 2010. The increase in total deposits over March 31, 2010 was driven primarily by deposits acquired in the Midwest acquisition in the quarter ended June 30, 2010. Core deposits totaled $8.9 billion at March 31, 2011, an increase of $0.5 billion, or 5.42%, from December 31, 2010 and an increase of $1.9 billion, or 27.42%, from March 31, 2010. The increase in core deposits over the prior quarter is due to the Corporation’s strategy to retain acquired depository customers and move them from certificate of deposit accounts into core deposit products.
     Shareholders’ equity was $1.5 billion at March 31, 2011 and December 31, 2010 compared with $1.2 billion at March 31, 2010. The Corporation maintained a strong capital position as tangible common equity to assets was 7.50% at March 31, 2011, compared with 7.59% and 7.91% at December 31, 2010 and March 31, 2010, respectively. The common dividend per share paid in the first quarter 2011 was $0.16.
Acquisitions and Integration

FirstMerit Corporation Reports First Quarter 2011 EPS Results
     The three 2010 acquisitions of First Bank, George Washington and Midwest were considered business combinations and accounted for under FASB Accounting Standard Codification 805, Business Combinations (ASC 805). All acquired assets and liabilities were recorded at their estimated fair values as of the date of acquisition and identifiable intangible assets were recorded at their estimated fair value. Estimated fair values of the acquired assets and liabilities of Midwest are considered preliminary and are subject to change up to one year after the acquisition date. This one year measurement period allows for adjustments to the initial purchase entries if additional information relative to closing date fair values becomes available. The one year measurement period for the First Bank and George Washington acquisitions expired in the quarter ended March 31, 2011. Material adjustments to acquisition date estimated fair values have been recorded in the period in which the acquisition occurred and, as a result, previously reported results are subject to change. Certain reclassifications of prior periods’ amounts may also be made to conform to the current period’s presentation and would have no effect on previously reported net income amounts.
     During the quarter ended March 31, 2011, we obtained additional information that resulted in changes to certain acquisition-data fair value estimates relating to the Midwest acquisition. These purchase accounting adjustments have resulted in a decrease to goodwill of $19.1 million to $272.1 million as of June 30, 2010. Prior period amounts appropriately reflect these adjustments.
First Quarter 2011 Conference Call
     FirstMerit Corporation senior management will host an earnings conference call today at 2:00 p.m. (Eastern Time) to provide an overview of first quarter 2011 results and highlights. To participate in the conference call, please dial (888) 693-3477 ten minutes before start time and provide the reservation number: 59604216. A replay of the conference call will be available at approximately 5:00 p.m. (Eastern Time) on April 26, 2011 through May 10, 2011 by dialing (800) 642-1687, and entering the PIN: 59604216.
About FirstMerit Corporation
     FirstMerit Corporation is a diversified financial services company headquartered in Akron, Ohio, with assets of $14.5 billion as of March 31, 2011 and 207 banking offices and 220 ATMs in Ohio, Western Pennsylvania and the Chicago area. FirstMerit Corporation provides a complete range of banking and other financial services to consumers and businesses through its core operations. Principal wholly-owned subsidiaries include: FirstMerit Bank, N.A., FirstMerit Mortgage Corporation, FirstMerit Title Agency, Ltd., and FirstMerit Community Development Corporation.
Subsequent Events
     The Corporation is required under generally accepted accounting principles to evaluate subsequent events through the filing of the March 31, 2011 consolidated financial statements on Form 10-Q. As a result, the Corporation will continue to evaluate the impact of any subsequent events on critical accounting assumptions and estimates made as of March 31, 2011 and will adjust amounts preliminarily reported, if necessary.
Forward-Looking Statement

FirstMerit Corporation Reports First Quarter 2011 EPS Results
     This release contains forward-looking statements relating to present or future trends or factors affecting the banking industry, and specifically the financial condition and results of operations, including without limitation, statements relating to the earnings outlook of the Corporation, as well as its operations, markets and products. Actual results could differ materially from those indicated. Among the important factors that could cause results to differ materially are interest rate changes, continued softening in the economy, which could materially impact credit quality trends and the ability to generate loans, changes in the mix of the Corporation’s business, competitive pressures, changes in accounting, tax or regulatory practices or requirements and those risk factors detailed in the Corporation’s periodic reports and registration statements filed with the Securities and Exchange Commission. The Corporation undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.

FirstMerit Corporation Reports First Quarter 2011 EPS Results
FIRSTMERIT CORPORATION AND SUBSIDIARIES
Consolidated Financial Highlights
(Unaudited)
(Dollars in thousands)

	Quarters
	2011	2010	2010	2010	2010
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr

EARNINGS
Net interest income FTE (a)	$123,940	$129,971	$125,514	$118,817	$92,348
Provision for noncovered loan losses	17,018	19,816	18,108	20,366	25,493
Provision for covered loan losses	5,331	3,572	593	267	—
Other income	52,756	54,311	55,135	53,209	49,900
Other expenses	114,445	122,452	120,670	105,723	94,013
FTE adjustment (a)	2,116	2,107	2,021	2,050	1,954
Net income	27,560	27,030	28,996	31,493	15,390
Diluted EPS	0.25	0.25	0.27	0.32	0.18

PERFORMANCE RATIOS
Return on average assets (ROA)	0.78%	0.74%	0.79%	0.94%	0.55%
Return on average common equity (ROE)	7.37%	7.04%	7.60%	11.21%	5.71%
Net interest margin FTE (a)	4.00%	4.14%	3.96%	4.02%	3.72%
Efficiency ratio	64.46%	65.95%	66.26%	61.30%	65.93%
Number of full-time equivalent employees	3,056	3,058	3,093	3,095	2,723

MARKET DATA
Book value/common share	$13.98	$13.86	$13.95	$13.87	$12.69
Period-end common share mkt value	17.07	19.79	18.32	17.13	21.57
Market as a % of book	122%	143%	131%	124%	170%
Cash dividends/common share	$0.16	$0.16	$0.16	$0.16	$0.16
Common stock dividend payout ratio	64.00%	64.41%	60.03%	50.00%	88.89%
Average basic common shares	108,769	108,807	108,793	98,968	87,771
Average diluted common shares	108,770	108,808	108,794	98,969	87,777
Period end common shares	108,734	108,817	108,803	108,786	90,810
Common shares repurchased	91	9	4	46	115
Common stock market capitalization	$1,856,089	$2,153,479	$1,993,276	$1,863,504	$1,958,772

ASSET QUALITY (excluding acquired loans)
Gross charge-offs	$22,812	$27,553	$25,817	$24,967	$26,195
Net charge-offs	17,018	21,654	19,923	19,829	22,779
Allowance for loan losses noncovered	114,690	114,690	116,528	118,343	117,806
Reserve for unfunded lending commitments	7,202	8,849	7,864	6,812	6,337
Nonperforming assets (NPAs) (b)	112,759	123,502	115,267	109,781	123,320
Net charge-offs/average loans ratio (b)	0.99%	1.25%	1.17%	1.15%	1.36%
Allowance for noncovered loan losses/period-end loans (b)	1.64%	1.65%	1.72%	1.75%	1.72%
Allowance for credit losses/period-end loans (b)	1.74%	1.78%	1.84%	1.85%	1.82%
NPAs/loans and other real estate (b)	1.61%	1.78%	1.70%	1.62%	1.80%
Allowance for noncovered loan losses/nonperforming loans	138.67%	109.56%	111.00%	119.62%	105.14%
Allowance for credit losses/nonperforming loans	147.38%	118.01%	118.49%	126.51%	110.80%

CAPITAL & LIQUIDITY
Period-end tangible common equity to assets	7.50%	7.59%	7.54%	7.35%	7.91%
Average equity to assets	10.62%	10.51%	10.38%	8.39%	9.63%
Average equity to total loans (c)	17.14%	17.15%	16.93%	13.68%	15.39%
Average total loans to deposits (c)	78.14%	78.00%	78.25%	77.73%	85.18%

AVERAGE BALANCES
Assets	$14,270,871	$14,493,060	$14,587,126	$13,426,271	$11,357,110
Deposits	11,319,809	11,388,423	11,425,741	10,600,401	8,340,796
Loans, excluding acquired loans (c)	6,963,389	6,868,222	6,781,123	6,810,582	6,812,647
Acquired loans, including covered loans (c)	1,881,540	2,014,361	2,160,075	1,429,388	291,651
Earning assets	12,560,913	12,466,629	12,579,486	11,860,439	10,076,565
Shareholders’ equity	1,516,227	1,523,078	1,513,527	1,127,017	1,093,568

ENDING BALANCES
Assets	$14,466,509	$14,134,714	$14,354,086	$14,521,473	$12,324,589
Deposits	11,395,946	11,268,006	11,271,416	11,515,171	9,370,009
Loans, excluding acquired loans (c)	6,989,973	6,937,142	6,776,098	6,779,941	6,836,451
Acquired loans, including covered loans (c)	1,800,525	1,953,093	2,119,504	2,244,737	533,888
Goodwill	460,044	460,044	460,044	460,044	187,945
Intangible assets	9,868	10,411	11,416	12,422	5,659
Earning assets	12,659,414	12,427,936	12,507,979	12,680,627	10,775,434
Total shareholders’ equity	1,519,957	1,507,715	1,517,892	1,505,345	1,152,721

NOTES:

(a)	—	Net interest income on a fully tax-equivalent (“FTE”) basis restates interest on tax-exempt securities and loans as if such interest were subject to federal income tax at the statutory rate. Net interest income on an FTE basis is not an accounting principle generally accepted in the United States of America.

(b)	—	As required by current accounting guidance, the acquired loans and other real estate from First Bank, George Washington Savings Bank and Midwest Bank & Trust Company were recorded at fair value with no carryover of the related allowances. The ratio of our allowance for loan and credit losses and NPAs do not include these loans and other real estate.

(c)	—	Excludes loss share receivable of $266 million, $289 million, $318.4 million, $319.8 million and $88.0 million as of March 31, 2011, December 31, 2010, September 30, 2010, June 30, 2010 and March 31, 2010, respectively.

FirstMerit Corporation Reports First Quarter 2011 EPS Results
FIRSTMERIT CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(Unaudited, except December 31, 2010, which is derived from the audited financial statements)

	March 31,	December 31,	March 31,
	2011	2010	2010
ASSETS
Cash and due from banks	$168,528	$157,415	$171,793
Interest-bearing deposits in banks	470,253	365,698	550,145

Total cash and cash equivalents	638,781	523,113	721,938
Investment securities
Held-to-maturity	65,923	59,962	67,256
Available-for-sale	3,362,751	2,987,040	3,101,740
Other investments	160,818	160,752	132,043
Loans held for sale	13,443	41,340	16,009
Noncovered loans:
Commercial loans	4,565,376	4,527,497	4,389,859
Mortgage loans	399,380	403,843	447,575
Installment loans	1,282,170	1,308,860	1,382,522
Home equity loans	736,947	749,378	766,073
Credit card loans	141,864	149,506	145,029
Leases	60,487	63,004	59,464

Total noncovered loans	7,186,224	7,202,088	7,190,522
Allowance for noncovered loan losses	(114,690)	(114,690)	(117,806)

Net noncovered loans	7,071,534	7,087,398	7,072,716
Covered loans (includes loss share receivable of $266 million)	1,870,255	1,976,754	267,864
Allowance for covered loan losses	(28,405)	(13,733)	—

Net covered loans	1,841,850	1,963,021	267,864
Net loans	8,913,384	9,050,419	7,340,580
Premises and equipment, net	192,630	197,866	164,408
Goodwill	460,044	460,044	187,945
Intangible assets	9,868	10,411	5,659
Other real estate covered by FDIC loss share	58,688	54,710	22,754
Accrued interest receivable and other assets	590,179	589,057	564,257

Total assets	$14,466,509	$14,134,714	$12,324,589

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand-non-interest bearing	$2,925,088	$2,790,550	$2,217,714
Demand-interest bearing	815,593	868,404	686,503
Savings and money market accounts	5,188,815	4,811,784	4,103,657
Certificates and other time deposits	2,466,450	2,797,268	2,362,135

Total deposits	11,395,946	11,268,006	9,370,009

Federal funds purchased and securities sold under agreements to repurchase	952,995	777,585	896,330
Wholesale borrowings	325,046	326,007	677,715
Accrued taxes, expenses, and other liabilities	272,565	255,401	227,814

Total liabilities	12,946,552	12,626,999	11,171,868

Commitments and contingencies
Shareholders’ equity:
Preferred stock, without par value:
Preferred stock, Series A, without par value:
Convertible preferred stock, Series B, without par value:
Common stock, without par value:
authorized 300,000,000 shares; issued 115,121,731, 115,121,731 and 97,521,571 at March 31, 2011, December 31, 2010 and March 31, 2010, respectively	127,937	127,937	127,937
Capital surplus	488,770	485,567	171,330
Accumulated other comprehensive loss	(25,765)	(26,103)	(20,983)
Retained earnings	1,091,160	1,080,900	1,045,195
Treasury stock, at cost, 6,387,924, 6,305,218 and 6,711,936 shares at March 31, 2011, December 31, 2010 and March 31, 2010, respectively	(162,145)	(160,586)	(170,758)

Total shareholders’ equity	1,519,957	1,507,715	1,152,721

Total liabilities and shareholders’ equity	$14,466,509	$14,134,714	$12,324,589

FirstMerit Corporation Reports First Quarter 2011 EPS Results
FIRSTMERIT CORPORATION AND SUBSIDIARIES
AVERAGE CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	Quarterly Periods
	March 31,	December 31,	September 30,	June 30,	March 31,
	2011	2010	2010	2010	2010

ASSETS
Cash and cash equivalents	$520,602	$809,828	$821,713	$762,781	$521,666
Investment securities
Held-to-maturity	64,212	64,287	63,364	64,650	56,322
Available-for-sale	3,194,751	3,012,983	3,049,056	3,131,787	2,731,639
Other investments	160,752	160,756	158,591	179,735	129,658
Loans held for sale	22,574	39,174	21,659	18,827	14,538
Noncovered loans:
Commercial loans	4,553,777	4,445,691	4,336,631	4,376,274	4,197,663
Mortgage loans	403,758	403,334	421,087	438,243	454,525
Installment loans	1,294,156	1,331,130	1,363,248	1,377,748	1,402,552
Home equity loans	741,596	754,270	762,626	763,943	757,094
Credit card loans	146,526	146,744	146,863	145,880	150,117
Leases	61,768	62,115	58,223	59,049	60,430

Total noncovered loans	7,201,581	7,143,284	7,088,678	7,161,137	7,022,381
Covered loans and loss share receivable	1,917,043	2,046,145	2,198,138	1,304,303	122,027

Total loans	9,118,624	9,189,429	9,286,816	8,465,440	7,144,408
Less: total allowance for loan losses	134,064	119,924	113,062	116,436	115,031

Net loans	8,984,560	9,069,505	9,173,754	8,349,004	7,029,377

Total earning assets	12,560,913	12,466,629	12,579,486	11,860,439	10,076,565

Premises and equipment, net	195,296	195,915	172,712	167,009	141,405
Accrued interest receivable and other assets	1,128,124	1,140,612	1,126,277	752,478	732,505

TOTAL ASSETS	$14,270,871	$14,493,060	$14,587,126	$13,426,271	$11,357,110

LIABILITIES
Deposits:
Demand-non-interest bearing	$2,874,884	$2,816,850	$2,730,483	$2,496,826	$2,146,969
Demand-interest bearing	841,545	857,960	858,168	775,031	687,233
Savings and money market accounts	4,978,773	4,710,682	4,502,779	4,278,756	3,709,246
Certificates and other time deposits	2,624,607	3,002,931	3,334,311	3,049,788	1,797,348

Total deposits	11,319,809	11,388,423	11,425,741	10,600,401	8,340,796

Federal funds purchased and securities sold under agreements to repurchase	848,169	904,163	928,607	843,652	951,927
Wholesale borrowings	325,296	368,397	443,890	526,963	708,414

Total funds	12,493,274	12,660,983	12,798,238	11,971,016	10,001,137
Accrued taxes, expenses and other liabilities	261,370	308,999	275,361	328,238	262,405

Total liabilities	12,754,644	12,969,982	13,073,599	12,299,254	10,263,542

SHAREHOLDERS’ EQUITY
Common stock	127,937	127,937	127,937	127,937	127,937
Capital surplus	486,907	485,126	484,197	127,143	106,350
Accumulated other comprehensive loss	(26,703)	(9,867)	(2,332)	(15,913)	(20,593)
Retained earnings	1,089,554	1,080,809	1,065,001	1,051,308	1,049,774
Treasury stock	(161,468)	(160,927)	(161,276)	(163,458)	(169,900)

Total shareholders’ equity	1,516,227	1,523,078	1,513,527	1,127,017	1,093,568

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$14,270,871	$14,493,060	$14,587,126	$13,426,271	$11,357,110

FirstMerit Corporation Reports First Quarter 2011 EPS Results
AVERAGE CONSOLIDATED BALANCE SHEETS
Fully Tax-equivalent Interest Rates and Interest Differential
(Unaudited)
(Dollars in thousands)

	Three months ended			Year ended			Three months ended
	March 31, 2011			December 31, 2010			March 31, 2010
	Average		Average	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

ASSETS
Cash and cash equivalents	$520,602			$728,723			$521,666
Investment securities and federal funds sold:
U.S. Treasury securities and U.S. Government agency obligations (taxable)	2,783,053	19,368	2.82%	2,554,538	87,019	3.41%	2,377,729	22,909	3.91%
Obligations of states and political subdivisions (tax exempt)	357,511	5,030	5.71%	348,832	20,505	5.88%	344,899	5,139	6.04%
Other securities and federal funds sold	279,151	2,117	3.08%	300,700	8,508	2.83%	194,991	1,986	4.13%

Total investment securities and federal funds sold	3,419,715	26,515	3.14%	3,204,070	116,032	3.62%	2,917,619	30,034	4.17%

Loans held for sale	22,574	274	4.92%	23,612	1,162	4.92%	14,538	184	5.13%
Noncovered loans, covered loans and loss share receivable	9,118,624	114,562	5.10%	8,529,303	433,308	5.08%	7,144,408	83,590	4.75%

Total earning assets	12,560,913	141,351	4.56%	11,756,985	550,502	4.68%	10,076,565	113,808	4.58%

Total allowance for loan losses	(134,064)			(116,118)			(115,031)
Other assets	1,323,420			1,154,761			869,604

Total assets	$14,270,871			$13,524,351			$11,352,804

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — non-interest bearing	$2,874,884	—	—	$2,550,849	—	—	$2,146,969	—	—
Demand — interest bearing	841,545	184	0.09%	794,497	751	0.09%	687,233	152	0.09%
Savings and money market accounts	4,978,773	7,845	0.64%	4,303,815	31,912	0.74%	3,709,246	7,601	0.83%
Certificates and other time deposits	2,624,607	6,827	1.05%	2,801,270	32,713	1.17%	1,797,348	6,406	1.45%

Total deposits	11,319,809	14,856	0.53%	10,450,431	65,376	0.63%	8,340,796	14,159	0.69%

Securities sold under agreements to repurchase	848,169	915	0.44%	907,015	4,477	0.49%	951,927	1,127	0.48%
Wholesale borrowings	325,296	1,640	2.04%	510,799	13,998	2.74%	708,414	6,174	3.53%

Total interest bearing liabilities	9,618,390	17,411	0.73%	9,317,396	83,851	0.90%	7,854,168	21,460	1.11%

Other liabilities	261,370			340,485			262,405

Shareholders’ equity	1,516,227			1,315,621			1,093,568

Total liabilities and shareholders’ equity	$14,270,871			$13,524,351			$11,357,110

Net yield on earning assets	$12,560,913	123,940	4.00%	$11,756,985	466,651	3.97%	$10,076,565	92,348	3.72%

Interest rate spread			3.83%			3.78%			3.47%

Note: Interest income on tax-exempt securities and loans has been adjusted to a fully-taxable equivalent basis.
Nonaccrual loans have been included in the average balances.

FirstMerit Corporation Reports First Quarter 2011 EPS Results
FIRSTMERIT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Unaudited)
(Dollars in thousands except per share data)

	Quarters ended
	March 31,
	2011	2010

Interest income:
Interest and fees on loans, including held for sale	$114,555	$83,645
Investment securities
Taxable	21,485	24,870
Tax-exempt	3,195	3,339

Total investment securities interest	24,680	28,209
Total interest income	139,235	111,854

Interest expense:
Interest on deposits:
Demand-interest bearing	184	152
Savings and money market accounts	7,845	7,601
Certificates and other time deposits	6,827	6,406
Interest on securities sold under agreements to repurchase	915	1,127
Interest on wholesale borrowings	1,640	6,174

Total interest expense	17,411	21,460

Net interest income	121,824	90,394
Provision for noncovered loan losses	17,018	25,493
Provision for covered loan losses	5,331	—

Net interest income after provision for loan losses	99,475	64,901

Other income:
Trust department income	5,514	5,281
Service charges on deposits	14,910	15,366
Credit card fees	12,207	11,558
ATM and other service fees	2,917	2,509
Bank owned life insurance income	5,241	5,652
Investment services and insurance	2,447	1,928
Loan sales and servicing income	5,012	3,237
Gain on George Washington acquistion	—	1,041
Other operating income	4,508	3,328

Total other income	52,756	49,900

Other expenses:
Salaries, wages, pension and employee benefits	59,871	48,156
Net occupancy expense	8,594	7,140
Equipment expense	6,836	6,050
Stationery, supplies and postage	2,705	2,693
Bankcard, loan processing and other costs	7,562	7,818
Professional services	5,793	5,237
Amortization of intangibles	543	234
FDIC expense	4,366	3,765
Other operating expense	18,175	12,920

Total other expenses	114,445	94,013

Income before federal income tax expense	37,786	20,788
Federal income tax expense	10,226	5,398

Net income	$27,560	$15,390

Other comprehensive income, net of taxes
Unrealized securities’ holding gain, net of taxes	$338	$4,476
Unrealized hedging loss, net of taxes	—	—
Less: reclassification adjustment for securities’ gain realized in income, net of taxes	—	—
Minimum pension liability adjustment, net of taxes	—	—

Total other comprehensive gain, net of taxes	338	4,476

Comprehensive income	$27,898	$19,866

Net income applicable to common shares	$27,560	$15,390

Net income used in diluted EPS calculation	$27,560	$15,390

Weighted average number of common shares outstanding — basic	108,769	87,771

Weighted average number of common shares outstanding — diluted	108,770	87,777

Basic earnings per share	$0.25	$0.18

Diluted earnings per share	$0.25	$0.18

Dividend per share	$0.16	$0.16

FirstMerit Corporation Reports First Quarter 2011 EPS Results
FIRSTMERIT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME—LINKED QUARTERS
(Unaudited)
(Dollars in thousands, except share data)

	Quarterly Results
	2011	2010	2010	2010	2010
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr

Interest and fees on loans, including held for sale	$114,555	$121,651	$118,543	$109,924	$83,645
Interest and dividends — securities and federal funds sold	24,680	24,714	26,794	28,890	28,209

Total interest income	139,235	146,365	145,337	138,814	111,854

Interest on deposits:
Demand-interest bearing	184	198	252	149	152
Savings and money market accounts	7,845	8,145	8,294	7,873	7,601
Certificates and other time deposits	6,827	7,209	9,588	9,510	6,406
Securities sold under agreements to repurchase	915	960	986	1,404	1,127
Wholesale borrowings	1,640	1,989	2,724	3,111	6,174

Total interest expense	17,411	18,501	21,844	22,047	21,460

Net interest income	121,824	127,864	123,493	116,767	90,394
Provision for noncovered loan losses	17,018	19,816	18,108	20,366	25,493
Provision for covered loan losses	5,331	3,572	593	267	—

Net interest income after provision for loan losses	99,475	104,476	104,792	96,134	64,901

Other income:
Trust department income	5,514	5,627	5,469	5,574	5,281
Service charges on deposits	14,910	15,938	16,859	17,737	15,366
Credit card fees	12,207	12,678	12,532	12,242	11,558
ATM and other service fees	2,917	2,910	2,996	2,844	2,509
Bank owned life insurance income	5,241	3,192	3,219	2,886	5,652
Investment services and insurance	2,447	2,300	2,688	2,535	1,928
Investment securities gains, net	—	146	58	651	—
Loan sales and servicing income	5,012	9,221	4,006	2,975	3,237
Gain on George Washington acquisition	—	—	—	—	1,041
Other operating income	4,508	2,299	7,308	5,765	3,328

Total other income	52,756	54,311	55,135	53,209	49,900

Other expenses:
Salaries, wages, pension and employee benefits	59,871	62,331	58,930	51,899	48,156
Net occupancy expense	8,594	9,236	8,608	7,680	7,140
Equipment expense	6,836	7,549	7,330	6,735	6,050
Stationery, supplies and postage	2,705	3,183	2,865	2,696	2,693
Bankcard, loan processing and other costs	7,562	7,810	8,281	7,663	7,818
Professional services	5,793	7,731	8,544	7,845	5,237
Amortization of intangibles	543	1,006	1,006	669	234
FDIC expense	4,366	4,342	5,267	4,416	3,765
Other operating expense	18,175	19,264	19,839	16,120	12,920

Total other expenses	114,445	122,452	120,670	105,723	94,013

Income before income tax expense	37,786	36,335	39,257	43,620	20,788
Federal income taxes	10,226	9,305	10,261	12,127	5,398

Net income	$27,560	$27,030	$28,996	$31,493	$15,390

Other comprehensive income (loss), net of taxes	338	(21,188)	(398)	16,466	4,476

Comprehensive income	$27,898	$5,842	$28,598	$47,959	$19,866

Net income applicable to common shares	$27,560	$27,030	$28,996	$31,493	$15,390

Adjusted net income used in diluted EPS calculation	$27,560	$27,030	$28,996	$31,493	$15,390

Weighted-average common shares — basic	108,769	108,807	108,793	98,968	87,771

Weighted-average common shares — diluted	108,770	108,808	108,794	98,969	87,777

Basic net income per share	$0.25	$0.25	$0.27	$0.32	$0.18

Diluted net income per share	$0.25	$0.25	$0.27	$0.32	$0.18

FirstMerit Corporation Reports First Quarter 2011 EPS Results
ASSET QUALITY INFORMATION (Excluding Acquired Assets)
(Unaudited, except December 31, 2010 annual period which
is derived from the audited financial statements)
(Dollars in thousands, except ratios)

	Quarterly Periods					Annual Period
	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,
	2011	2010	2010	2010	2010	2010
Allowance for Credit Losses

Allowance for noncovered loan losses, beginning of period	$114,690	$116,528	$118,343	$117,806	$115,092	$115,092
Provision for noncovered loan losses	17,018	19,816	18,108	20,366	25,493	83,783
Charge-offs	22,812	27,553	25,817	24,967	26,195	104,532
Recoveries	5,794	5,899	5,894	5,138	3,416	20,347

Net charge-offs	17,018	21,654	19,923	19,829	22,779	84,185

Allowance for noncovered loan losses, end of period	$114,690	$114,690	$116,528	$118,343	$117,806	$114,690

Reserve for unfunded lending commitments, beginning of period	$8,849	$7,864	$6,812	$6,337	$5,751	$5,751
Provision for credit losses	(1,647)	985	1,052	475	586	3,098

Reserve for unfunded lending commitments, end of period	$7,202	$8,849	$7,864	$6,812	$6,337	$8,849

Allowance for Credit Losses	$121,892	$123,539	$124,392	$125,155	$124,143	$123,539

Ratios (a)

Provision for loan losses as a % of average loans	0.99%	1.14%	1.06%	1.20%	1.52%	1.23%
Provision for credit losses as a % of average loans	-0.10%	0.06%	0.06%	0.03%	0.03%	0.05%
Net charge-offs as a % of average loans	0.99%	1.25%	1.17%	1.15%	1.36%	1.23%
Allowance for loan losses as a % of period-end loans	1.64%	1.65%	1.72%	1.75%	1.72%	1.65%
Allowance for credit losses as a % of period-end loans	1.74%	1.78%	1.84%	1.85%	1.82%	1.78%
Allowance for loan losses as a % of nonperforming loans	138.67%	109.56%	111.00%	119.62%	105.14%	109.56%
Allowance for credit losses as a % of nonperforming loans	147.38%	118.01%	118.49%	126.51%	110.80%	118.01%

Asset Quality (a)

Impaired loans:
Nonaccrual	$71,246	$89,828	$91,646	$84,535	$94,798	$89,828
Other nonperforming loans:
Nonaccrual	11,460	14,859	13,331	14,394	17,245	14,859

Total nonperforming loans	82,706	104,687	104,977	98,929	112,043	104,687

Other real estate (“ORE”)	30,053	18,815	10,290	10,852	11,277	18,815

Total nonperforming assets (“NPAs”)	$112,759	$123,502	$115,267	$109,781	$123,320	$123,502

NPAs as % of period-end loans + ORE	1.61%	1.78%	1.70%	1.62%	1.80%	1.78%

Past due 90 days or more & accruing interest	$5,652	$22,017	$36,895	$36,932	$21,099	$22,017

(a)	Excludes acquired loans and loss share receivable with a period end balance of $2.1 billion, $2.3 billion, $2.5 billion, $2.6 billion and $.6 million at March 31, 2011, December 31, 2010, September 30, 2010, June 30,2010 and March 31, 2010, respectively, and ORE covered by an FDIC loss share with a period end balance of $58.7 million, $54.7 million, $53.5 million, $50.5 million and $22.8 million at March 31, 2011, December 31, 2010, September 30, 2010, June 30, 2010 and March 31, 2010, respectively, which, as required by current accounting guidance, were recorded at fair value on the date of acquisition.

FirstMerit Corporation Reports First Quarter 2011 EPS Results
NONINTEREST INCOME AND NONINTEREST
EXPENSE DETAIL
(Unaudited)
(Dollars in thousands)

	2011	2010	2010	2010	2010
QUARTERLY OTHER INCOME DETAIL	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr

Trust department income	$5,514	$5,627	$5,469	$5,574	$5,281
Service charges on deposits	14,910	15,938	16,859	17,737	15,366
Credit card fees	12,207	12,678	12,532	12,242	11,558
ATM and other service fees	2,917	2,910	2,996	2,844	2,509
Bank owned life insurance income	5,241	3,192	3,219	2,886	5,652
Investment services and insurance	2,447	2,300	2,688	2,535	1,928
Investment securities gains, net	—	146	58	651	—
Loan sales and servicing income	5,012	9,221	4,006	2,975	3,237
Gain on George Washington acquisition	—	—	—	—	1,041
Other operating income	4,508	2,299	7,308	5,765	3,328

Total Other Income	$52,756	$54,311	$55,135	$53,209	$49,900

	2011	2010	2010	2010	2010
QUARTERLY OTHER EXPENSES DETAIL	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr

Salaries, wages, pension and employee benefits	$59,871	$62,331	$58,930	$51,899	$48,156
Net occupancy expense	8,594	9,236	8,608	7,680	7,140
Equipment expense	6,836	7,549	7,330	6,735	6,050
Taxes, other than federal income taxes	1,960	2,021	1,680	2,236	1,938
Stationery, supplies and postage	2,705	3,183	2,865	2,696	2,693
Bankcard, loan processing and other costs	7,562	7,810	8,281	7,663	7,818
Advertising	2,384	3,094	2,488	2,407	1,592
Professional services	5,793	7,731	8,544	7,845	5,237
Telephone	1,486	1,579	1,561	1,267	1,133
Amortization of intangibles	543	1,006	1,006	669	234
FDIC expense	4,366	4,342	5,267	4,416	3,765
Other operating expense	12,345	12,570	14,110	10,210	8,257

Total Other Expenses	$114,445	$122,452	$120,670	$105,723	$94,013

FirstMerit Corporation Reports First Quarter 2011 EPS Results
FIRSTMERIT CORPORATION AND SUBSIDIARIES
ALLOWANCE FOR LOAN LOSSES NONCOVERED — Net Charge-off Detail
(Unaudited)
(Dollars in thousands)

	Quarters ended		Year ended
	March 31,		December 31,
	2011	2010	2010

Allowance for noncovered loan losses — beginning of period	$114,690	$115,092	$115,092
Loans charged off:
Commercial	7,924	8,895	39,766
Mortgage	1,664	1,646	5,156
Installment	8,091	8,805	34,054
Home equity	2,156	2,070	7,912
Credit cards	2,318	4,168	13,577
Leases	—	20	896
Overdrafts	659	591	3,171

Total	22,812	26,195	104,532

Recoveries:
Commercial	608	372	1,952
Mortgage	89	25	263
Installment	3,688	2,017	13,047
Home equity	467	257	1,599
Credit cards	647	473	2,199
Manufactured housing	31	31	156
Leases	32	9	267
Overdrafts	232	232	864

Total	5,794	3,416	20,347

Net charge-offs	17,018	22,779	84,185
Provision for noncovered loan losses	17,018	25,493	83,783

Allowance for noncovered loan losses — end of period	$114,690	$117,806	$114,690

Average loans (a)	$6,963,389	$6,812,647	$6,818,962

Ratio to average loans (a):
(Annualized) net noncovered charge-offs	0.99%	1.36%	1.23%

Provision for noncovered loan losses	0.99%	1.52%	1.23%

Noncovered Loans, period-end (excluding acquired loans) (a)	$6,989,973	$6,836,451	$6,937,142

Allowance for credit losses (a):	$121,892	$124,143	$123,539

As a multiple of (annualized) net noncovered charge-offs	1.77	1.34	1.47

Allowance for noncovered loan losses (a):
As a percent of period-end loans	1.64%	1.72%	1.65%

As a multiple of (annualized) net noncovered charge-offs	1.66	1.28	1.36

(a)	Excludes acquired loans and loss share receivable.